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                                     REVISED                       Exhibit 10.12
                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (hereinafter referred to as the "Agreement") is made and entered into effective September 12, 1994, by and between RENTRAK HOME ENTERTAINMENT, a wholly owned subsidiary of RENTRAK CORPORATION, an Oregon corporation (hereinafter referred to as "Employer"), and James Patrick Weiss (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

     WHEREAS, Employer is principally engaged in the business of distributing prerecorded video cassettes to video stores and other retailers through it innovative distribution system known as pay-per-transaction; and

     WHEREAS, Employer desires to employ Employee in the position of Senior Vice President, and Employee desires to be so employed.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the recitals set forth hereinabove which by this reference are incorporated herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     SECTION 1.  EMPLOYMENT

     1.01 POSITION AND TITLE. Employer shall employ and engage the services of Employee, in the position of Senior Vice President, for the term of this Agreement as defined in Section 2, INFRA, pursuant to the terms and conditions set forth in this Agreement.

     1.02 DUTIES AND PLACE OF EMPLOYMENT. Employee shall be responsible for, and perform duties associated with his position as Senior Vice President and other duties as may be directed by the Employer, from time to time. Employee shall: (i) devote his full business time during normal business hours to the business and affairs of Employer; (ii) use his best efforts to promote the interests of Employer; and (iii) perform faithfully and efficiently his responsibilities. Employee shall perform his duties at Employer's principal executive offices which are currently located at 7227 N.E. 55th Avenue, Portland, Oregon 97218. Subject to the terms of this Agreement, Employee shall comply promptly and faithfully with all of Employer's policies, instructions, directions, requests, rules and regulations.

     SECTION 2.  TERM AND TERMINATION

     2.01 STATED TERM. Employment shall commence on the effective date of this Agreement and shall continue until
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Employee's employment under this Agreement is terminated pursuant to Section
2.02, Section 2.03, or Section 2.04, INFRA ("Term").

     2.02 AT WILL TERMINATION. Notwithstanding anything herein to the contrary, Employee's employment may be terminated at any time with or without reason, by Employer upon thirty (30) days written notice to Employee, or by Employee upon thirty (30) days written notice to Employer.

     2.03  FOR CAUSE TERMINATION.  Employee's employment may be terminated by
Employer upon seven (7) days notice for "cause."   Termination for "cause" is
defined for purposes of this subsection as termination for: (i) material failure of Employee to substantially perform the reasonable and attainable instructions of Employer as to his duties hereunder; or (ii) an act or acts of misconduct by Employee which is determined by the Employer to be materially injurious to Employer monetarily or otherwise; or (iii) material violation by Employee of any provision of this Agreement. For purposes of this subsection, termination for "cause" shall not include any act or failure to act on Employee's part if done or omitted to be done by him in demonstrable good faith and with the reasonable belief that his act or omission was in the best interest of the Employer or pursuant to an express policy of Employer at the time of such act or omission.

     2.04 DISABILITY OR DEATH. Employee's employment shall be terminable immediately upon Employee's death or disability. "Disability" is defined for purposes of this subsection as absence from Employee's full time duties with Employer as a result of Employee's incapacity due to physical or mental illness for ninety (90) days calculated on a cumulative basis over any two year period during the term of this Agreement. Nothing in this Section 2.04 is intended to violate any Oregon State law regarding parental or family leave policies or any other applicable law.

     SECTION 3.  COMPENSATION

     3.01 BASE SALARY. Commencing September 12, 1994, Employee shall be paid an annual base salary in the amount of One hundred twenty five thousand dollars ($125,000.00) ("Base Salary"). The Base Salary shall be paid to Employee in equal semi-monthly installments in arrears on the seventh (7th) and twenty-second (22nd) day of each month, commencing as of the month following the effective date of this Agreement. Should the seventh (7th) or the twenty-second
(22nd) day of any month not be a business day, Employee's semi-monthly installment of the Base Salary otherwise due on such date shall be paid to Employee on the business day closest to the date such semi-monthly installment is due (i.e., if the seventh (7th) day of the month falls on a Saturday, the semi-monthly installment shall be paid on the preceding business day or if the seventh (7th) day of the month falls on a Sunday, the semi-monthly installment shall be paid on the next following business day). Employee's Base Salary may be
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increased or decreased in the discretion of Employer during the Term of this
Agreement.

     3.02 BONUS COMPENSATION. Nothing herein shall preclude the Employer from authorizing the payment of additional compensation to Employee over and above the Base Salary at any time payable to him under his Agreement, whether as a bonus or otherwise. The payment of such additional compensation shall not operate as an amendment obligating Employer to make any similar payment or to pay additional compensation at any future time or for any future period, or be deemed to affect Employee's Base Salary in any manner.

     3.03 STOCK OPTIONS. Upon the commencement of the Term of this Agreement, Employer shall grant Employee twenty five thousand (25,000) options for Employer's stock pursuant to that certain Incentive Stock Option Agreement, a copy of which is attached to this Agreement as Exhibit A. The option price shall be the average of the bid and ask price on the effective date of this Agreement, or the actual date employment begins, whichever is later.

     3.04  BENEFITS.

          3.04A VACATION AND HOLIDAY PAY. Employee shall be entitled to vacation and paid holidays as provided under Employer's then current policies and procedures. As of the effective date of this Agreement, Employee will be entitled to: (i) one (1) week of paid vacation after six months of employment and will thereafter accrue vacation time at the rate of one hundred twenty (120) hours per year; and (ii) after ninety
          (90) days of service, will be eligible to receive pay for Employer-paid holidays including: (i) New Years Day (ii) Memorial Day (iii) Independence Day (iv) Labor Day (v) Thanksgiving Day (vi) Friday following Thanksgiving Day
          (vii) Christmas Eve and (viii) Christmas Day.

          3.04B INSURANCE. Employee shall be entitled to medical, life, worker's compensation, social security and state unemployment insurance benefits as provided under Employer's then current terms, policies and procedures. Employee shall not be entitled to disability insurance benefits.

          3.04C TUITION REIMBURSEMENT. Employee shall be entitled to reimbursement for all tuition, enrollment fees, and books pursuant to Employers education assistance program.
          Employee shall comply with all Employer's
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          terms, policies and procedures regarding its
          education assistance program.

          3.04D VEHICLE ALLOWANCE. Employee shall be entitled to reimbursement for vehicle lease payments in an amount not to exceed four hundred dollars ($400.00) per month, together with the cost of taxes, licensing, insurance, and maintenance on the leased vehicle and reimbursement for gas and oil when the vehicle is used for company business.

          3.04E  RELOCATION EXPENSES.  Employer shall advance to
          Employee: (i) the cost for packing and moving Employee's household goods to Portland, Oregon in an amount not to exceed ______________________ ($_________); (ii) realtors fees associated with Employee's sale of his residence in Washington in an amount not to exceed Nine Thousand Dollars ($9,000.00); and (iii) closing costs associated with Employee's purchase of a new residence in Oregon in an amount not to exceed Seven Thousand Dollars ($7,000.00). Employee acknowledges that Employee must account to Employer for all amounts expended for the above reimbursements and that the amounts reimbursed for (ii) and (iii), above, will constitute income to Employee subject to Employee's portion of Employer withholding taxes which will, at Employee's option, be taken out of Base Salary installments due or by direct reimbursement from Employee to Employer. The amounts advanced for (i), above are considered deductible moving expenses and are not subject to withholding tax. In addition, Employer shall pay to Employee certain costs of living for a period of time not to exceed sixty (60) days to cover costs of Employee's housing associated with moving Employee and his family from Washington to the Portland, Oregon metropolitan area, together with any other expenses associated with such move. Employee shall account to Employer (within sixty (60) days) amounts expended in moving Employee and his family. Employee acknowledges that the money advanced constitutes taxable, nondeductible income to Employee, subject to Employee's portion of Employer withholding taxes which will, at Employee's option, be taken out of Base Salary installments due or by direct reimbursement from Employee to Employer.

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          3.04F  MISCELLANEOUS BENEFITS.  In addition
          to any other compensation or benefits to be received by Employee pursuant to the Term of this Agreement, Employee shall be entitled to participate in any employee benefits which Employer may from time to time provide its employees generally.

     SECTION 4.  PAYMENTS UPON TERMINATION OF EMPLOYMENT

     4.01 TERMINATION FOR CAUSE. In the event of the termination of Employee's employment by Employer for cause as defined in Section 2.03, SUPRA, or in the event of termination of Employee's employment by Employee, Employer shall pay to Employee the amount of compensation accrued pursuant to Section 3.01, SUPRA, as of the date of termination.

     4.02 TERMINATION FOR DEATH OR DISABILITY. In the event of the termination of Employee's employment due to his death or disability, Employer shall pay to Employee's estate or legal representative the amount of compensation accrued pursuant to Section 3.01, SUPRA, as of the date of termination plus a lump sum severance payment equal to six months of the Base Salary.

     4.03 OTHER TERMINATION. In the event of termination of Employee's employment by Employer other that as provided in Section 4.01 or 4.02, SUPRA, Employer shall pay Employee the amount of compensation accrued pursuant to
Section 3.01, SUPRA, as of the date of termination plus severance payments in an amount not greater than six months of the Base Salary, payable in installments as if still employed; subject however, to Employee demonstrating that he is using his best efforts to find employment. In the event Employee does not use, or cannot demonstrate that he is using, his best efforts to obtain other employment or if Employee does use his best efforts to obtain other employment and is successful in obtaining such employment, severance payments shall cease.

     4.04 CONTINUATION OF BENEFITS. Except in the event of termination of Employee's employment by Employer for cause as defined in Section 2.03, SUPRA, or in the event of termination of Employee's employment by Employee, benefits provided in Section 3.04, SUPRA, shall continue for a period equal to one hundred and eighty (180) days from the date of termination.

     4.05 OTHER COMPENSATION. Except a set forth in this Section 4, no other compensation shall be due or payable to Employee upon termination of his employment.

     SECTION 5.  PERSONAL NATURE

     This Agreement is personal, and is being entered into based upon the singular skill, qualifications and experience of Employee. Employee shall not assign this Agreement or any rights hereunder without the express written consent of Employer which
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may be withheld with or without reason.  Employee hereby grants to Employer the right to use Employee's name, likeness and/or biography in connection with the services performed by Employee hereunder and in connection with the advertising or exploitation of any project with respect to which Employee performs services hereunder.

     SECTION 6.  NOTICES

     Any and all notices or other communications required or permitted by this Agreement or by law shall be deemed duly served and given when personally delivered to the party to whom such notice or communication is directed or, in lieu of such personal service, when deposited in the United States mail, certified, return receipt requested, first class postage prepaid, addressed as follows:

          EMPLOYER:      Rentrak Home Entertainment
          ---------      7227 N.E. 55th Avenue
                         P.O. Box 18888
                         Portland, Oregon  97218
                         Attn:  Ron Berger

          EMPLOYEE:      James Patrick Weiss
          --------       6209 125th Avenue S.E.
                         Bellevue, Washington  98006

     Each party may change its address for purposes of this Section by giving written notice of such change in the manner provided for in this Section.

     SECTION 7.  MISCELLANEOUS PROVISIONS.

     7.01 ATTORNEYS' FEES. In the event that it should be become necessary for any party to bring an action, including arbitration, either at law or in equity, to enforce or interpret the terms of this Agreement, each party shall pay its own legal fees in connection with such action.

     7.02 APPLICABLE LAW AND VENUE. This Agreement is executed and intended to be performed in the State of Oregon and the laws of such State shall govern its interpretation and effect. If suit is instituted by any party hereto or by any other party for any cause or matter arising from or in connection with the respective rights or obligations of the parties hereunder, the sole jurisdiction and venue for such action shall be the Circuit Court of the State of Oregon in and for the County of Multnomah.

     7.03 INTEGRATION. Employee has simultaneously executed an Employee Confidentiality and Noncompetition Agreement (a copy of which is attached hereto as Exhibit B) which remains in effect and is incorporated into the terms and conditions of employment under this Agreement. Except as set forth in the preceding sentence, this Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and
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supersedes all prior agreements, negotiations, or understandings, whether oral or written, between the parties with respect thereto.

     7.04 HEIRS AND ASSIGNS. Subject to any restriction on assignment contained herein, this Agreement shall be binding upon and shall inure to the benefit of the respective party's heirs, successors and assigns.

     7.05 SEVERABILITY. Any provision in this Agreement which is, by competent judicial authority, declared illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity or enforceability or such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement, or otherwise to amend this Agreement, including the provision relating to choice of law, to achieve such result.

     7.06 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and the counterparts shall together constitute one and the same agreement, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

     7.07 CAPTIONS. The headings and captions herein are inserted solely for the purpose of convenience of reference and are not intended to govern, limit, or aid in the construction of any term or provision hereof.

     7.08 EXECUTION. Each of the parties hereto shall execute, acknowledge and deliver any instrument necessary to carry out the provisions of this Agreement.

     7.09 CONSTRUCTION. This Agreement has been prepared by legal counsel for Employer. Employee has been advised and by his execution hereof acknowledges, that he has the right to and should have this Agreement reviewed by his own separate legal counsel. This Agreement has been negotiated at arms' length with the benefit of or opportunity to seek legal counsel and, accordingly, shall not be construed against any of the parties.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EMPLOYER:                               EMPLOYEE:
RENTRAK HOME                            I acknowledge that I have read and agree
ENTERTAINMENT                           to the foregoing Agreement including,
                                        without limitation, the provision
By:                                     allowing termination of my employment
   -------------------------            "at will" by Employer in Section 2.01,
   Ron Berger, President                SUPRA.


                                        -----------------------
                                        James Patrick Weiss


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